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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





COMPANY                                             JURISDICTION OF REGISTRANT

Direct Merchants Credit                             National Banking Association
Card Bank, National Association
(d/b/a Direct Merchants Bank)


Metris Direct, Inc.                                 Minnesota
(d/b/a Metris Direct)


Metris Receivables, Inc.                            Delaware


MagnUS Services, Inc.                               Delaware